Form of Right

A-1

NUMBER	RIGHTS

R ______

PROFICIENT ALPHA ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

RIGHT

SEE REVERSE FOR
CERTAIN DEFINITIONS

CUSIP 74317H 121

This Certifies that                                                                                                           is the registered holder of a right or rights (the “Right”) to automatically receive one-tenth of an common stock, par value US$.001 per share, of PROFICIENT ALPHA ACQUISITION CORP., a Nevada company (the “Company”) for each Right evidenced by this Right Certificate on the Company's completion of an initial business combination (as defined in the prospectus relating to the Company's initial public offering (“Prospectus”)) upon surrender of this Right Certificate pursuant to the Rights Agreement between the Company and American Stock Transfer & Trust Company. In no event will the Company be required to net cash settle any Right.

Upon liquidation of the Company in the event an initial business combination is not consummated during the required period as identified in the Company’s Amended and Restated Articles of Incorporation, the Right(s) shall expire and be worthless. The holder of a Right shall have no right or interest of any kind in the Company's trust account (as defined in the Prospectus).

Upon due presentment for registration of transfer of the Right Certificate at the office or agency of American Stock Transfer & Trust Company, the Rights Agent, a new Right Certificate or Right Certificates of like tenor and evidencing in the aggregate a like number of Rights shall be issued to the transferee in exchange for this Right Certificate, without charge except for any applicable tax or other governmental charge.

The Company and the Rights Agent may deem and treat the registered holder as the absolute owner of this Right Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any conversion hereof, of any distribution to the registered holder, and for all other purposes, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Holders of Rights are not entitled to any of the rights of a shareholder of the Company.

This Right shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

Dated:

CHIEF EXECUTIVE OFFICER	SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	_____ Custodian ______
TEN ENT -	as tenants by the entireties		(Cust) (Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common		under U.S. Uniform Gifts to Minors
Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

(1)

PROFICIENT ALPHA ACQUISITION CORP.

The Company will furnish without charge to each security holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity securities or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the rights represented thereby are issued and shall be held subject to all the provisions of the Rights Agreement, and all amendments thereto, to all of which the holder of this certificate by acceptance hereof assents.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

____________________________________________________________________________________ Rights represented by the within Certificate, and do hereby irrevocably constitute and appoint

____________________________________________________________________________________Attorney to transfer the said rights on the books of the within named Company will full power of substitution in the premises.

Dated
	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall have no right or interest of any kind in or to the funds held in the Company’s trust fund (as defined in the Prospectus).

(2)